CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



           As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the Pennzoil Company 1997 Stock Option Plan of our report dated February 25, 1997, included in Pennzoil Company's Annual Report on Form 10-K for the year ended December 31, 1996.



                                   ARTHUR ANDERSEN LLP


Houston, Texas
April 28, 1997